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                                                                      EXHIBIT 21

                               I-FLOW CORPORATION
                              LIST OF SUBSIDIARIES

                                               State or Jurisdiction
                Name                              of Incorporation
-------------------------------------          ---------------------
Block Medical de Mexico, S.A. de C.V.                Mexico

I-Flow International, Inc.                           U.S. Virgin Islands

InfuSystem, Inc.                                     California